Ashurst Perkins Coie US LLP 1900 Sixteenth Street Suite 1400 Denver, CO 80202-5255	T. +1.303.291.2300 F. +1.303.291.2400 ashurstperkinscoie.com

August 6, 2026
MDU Resources Group, Inc.
1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
Re:    Registration Statement on Form S-8 of Shares of Common Stock, $1.00 par value per share, of MDU Resources Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to MDU Resources Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission with respect to up to an additional 6,564,000 shares of common stock, $1.00 par value per share (the “Shares”), which may be issued pursuant to the MDU Resources Group, Inc. Amended and Restated Long-Term Performance-Based Incentive Plan (the “Plan”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                            Very truly yours,

                            /s/ ASHURST PERKINS COIE US LLP